UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2019

TP Flexible Income Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-00908	45-2460782
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

10 East 40th Street, 42nd Floor

New York, NY 10016

(Address of principal executive offices)

(212) 448-0702

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None	Not applicable	Not applicable

Item 1.01.	Entry into a Material Definitive Agreement

On June 3, 2019, Prospect Administration, LLC (“Prospect Administration”), the administrator to TP Flexible Income Fund, Inc. (the “Company”), received notice from its sub-administrator, TFA Associates, LLC (“TFA”), that TFA intended to terminate the sub-administration services agreement (the “Sub-Administration Agreement”) it had entered into with the Prospect Administration. As a result, the Sub-Administration Agreement will terminate effective July 31, 2019. Under the Sub-Administration Agreement, TFA had agreed to provide the following services to Prospect Administration: weekly reporting to Prospect Administration with respect to the Company’s daily cash reports, trade settlements and capital raise reports; monthly reporting to Prospect Administration with respect to the Company’s dividend payment, interest payment and investment status; quarterly reporting to Prospect Administration with respect to the Company’s net asset value, advisory fees and valuation reports; preparing certain annual and quarterly financial statements; and preparing the Company’s board of director meeting materials. Following the termination of the Sub-Administration Agreement, Prospect Administration elected to assume and perform the administrative services it had previously delegated to TFA.

In connection with the termination of the Sub-Administration Agreement and Prospect Administration’s assumption of duties previously performed by TFA, on June 17, 2019, the Company entered into a First Amended and Restated Administration Agreement (the “Amended Administration Agreement”) with Prospect Administration to remove certain limits on the reimbursement of the costs and expenses incurred by Prospect Administration under the original administration agreement. The Amended Administration Agreement amended and restated the Administration Agreement dated March 31, 2019 between the Company and Prospect Administration (the “Original Administration Agreement”). Under the Original Administration Agreement, the Company agreed to reimburse Prospect Administration for its costs and expenses incurred in performing its services under the agreement; provided that for one year, reimbursement would be limited to (i) the costs and expenses incurred by Prospect Administration in performing its obligations and providing personnel, facilities and overhead hereunder in an amount up to $30,000, plus (ii) Prospect Administration’s out-of-pocket expenses. This one-year limit on compensation was intended to coincide with the term of the Sub-Administration Agreement and did not include amounts paid thereunder. The Amended Administration Agreement eliminated this limit on reimbursement and the Company will instead reimburse Prospect Administration for all of its costs and expenses incurred in performing its obligations under the agreement, without limitation.

The description above is only a summary of the material provisions of the Amended Administration Agreement, and is qualified in its entirety by reference to the copy of the form of Amended Administration Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K, and by this reference incorporated herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.1	First Amended and Restated Administration Agreement, dated as of June 17, 2019, by and among the Company and Prospect Administration, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 20, 2019	TP Flexible Income Fund, Inc.

	By	/s/ M. Grier Eliasek
M. Grier Eliasek Chief Executive Officer (Principal Executive Officer)